Exhibit 10.20

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT - JOHN J. DUPONT

Effective as of 12/10/04

This FIRST AMENDMENT TO EMPLOYEE AGREEMENT - JOHN J. DUPONT (hereinafter, the “Amendment”), is made and entered into this 22nd day of February, 2006, by and between Utilicraft Aerospace Industries, Inc. (hereinafter, the “Corporation”), a corporation duly organized and existing under the laws of the state of Nevada, and John J. Dupont (hereinafter, “ Dupont ”). The Corporation and Dupont are collectively referred to herein as the “Parties.”

WITNESSETH:

WHEREAS, on December 10, 2004, the Corporation and Dupont executed that certain EMPLOYMENT AGREEMENT – JOHN J. DUPONT (the “Employment Agreement”) for the purpose of setting forth the terms of the Corporation’s employment of Dupont as President and Chief Executive Officer of the Corporation; and

WHEREAS, the Corporation has filed a registration statement on Securities and Exchange Commission Form SB-2 to effect registration of certain shares of its common stock for sale by certain shareholders of the Corporation thereby subjecting the Corporation to certain rules and regulations applicable to issuers of publicly registered securities including the Securities Exchange act of 1934 (the “Exchange Act”); and

WHEREAS, Paragraph 5.2 and the related subsections of the Employment Agreement provide for a loan from the Corporation to Dupont for up to $500,000 subsequent to the Corporation achieving “major start-up financing”; and

WHEREAS, Section 13(k) of the Exchange Act prohibits personal loans to directors and executive officers of issuers of publicly registered securities; and

WHEREAS, as of the date of this Amendment, the Corporation as not achieved major start up financing, and no amounts have been loaned by the Corporation to Dupont pursuant to Employment Agreement Paragraph 5.2; and

WHEREAS, the Parties desire to amend the Employment Agreement for the purpose of bringing its terms into conformity with Exchange Act section 13(k);

NOW THEREFORE, for and in consideration of the premises, the agreements that are set forth herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Parties hereby agree that the Employment Agreement is amended as follows:

1.             Recitals. The foregoing recitals are true, correct, and complete and constitute the basis for this Amendment and they are incorporated herein for all purposes.

2.             Deletion of Employment Agreement Paragraph 5.2. The Parties hereby agree that the Employment Agreement shall be amended to delete Paragraph 5.2 thereof in its entirety including all subsections of Paragraph 5.2, and that the Corporation shall have no obligation to make any personal loan to Dupont pursuant to the terms of the Employment Agreement as hereby amended.

This Amendment is executed and entered into on the 22nd day of February, 2006, to be effective December 10, 2004.

Utilicraft Aerospace Industries, Inc.

By:
Name:	Robert D. Boland
Title:	VP General Manager

John J. Dupont